SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement   [ ] Confidential, for use of the Commission
                                       only (per Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             NBG RADIO NETWORK, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated, and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as  provided  by  Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: $______________

    (2) Form, Schedule or Registration Statement No.: _________________

    (3) Filing Party: _________________

    (4) Date Filed: __________________

                             NBG RADIO NETWORK, INC.
                         520 SW Sixth Avenue, Suite 750
                               Portland, OR 97204

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on May 16, 2000

--------------------------------------------------------------------------------


To the Stockholders of NBG Radio Network, Inc.:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of NBG Radio Network, Inc. (the "Company"), which will be held at 10:00 a.m. (local time) on May 16, 2000 at The Oregon Golf Club, 25700 SW Pete's Mountain Road, West Linn, Oregon 97068, to consider and act upon the following matters:

               1. The election of a Board of Directors consisting of five (5) persons to hold office for a one-year term and until their successors are duly elected and qualified.

               2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock.

               3. To approve an amendment to the Company's Articles of Incorporation to authorize a class of preferred stock to be designated by the Board of Directors.

               4. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on March 20, 2000 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

Date:  April 14, 2000                       By Order of the Board of Directors,

                                            J.J. Brumfield, Secretary

     Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card which is being solicited on behalf of the Board of Directors, and return it without delay in the enclosed postage prepaid envelope. Your proxy is revocable and will not be used if you are present and prefer to vote in person or if you revoke the proxy.

                             NBG RADIO NETWORK, INC.
                         520 SW Sixth Avenue, Suite 750
                               Portland, OR 97204


--------------------------------------------------------------------------------

                                 PROXY STATEMENT


--------------------------------------------------------------------------------

         These proxy materials are being furnished to holders of common stock, $.001 par value ("Common Stock"), of NBG Radio Network, Inc., a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at 10:00 a.m. (local time) on May 16, 2000 at The Oregon Golf Club, 25700 SW Pete's Mountain Road, West Linn, Oregon 97068, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A form of proxy (the "Proxy") for the Annual Meeting, on which you may indicate your votes as to the proposal described in this Proxy Statement, is enclosed.

         This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the Proxy and the 1999 Annual Report to Stockholders, including financial statements, are expected to be mailed commencing on or about April 14, 2000 to stockholders of record on March 20, 2000.

         All Proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and that have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. In the absence of contrary instructions, shares represented by such Proxy will be voted FOR each of the proposals set forth herein.

         March 20, 2000 (the "Record Date") has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, there were 12,160,293 shares of Common Stock outstanding held by 1,103 holders of record. Each share of Common Stock is entitled to one vote with respect to each matter set forth in the Notice of Meeting.

         Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting. For Proposal 1, a plurality of the votes cast at the Annual Meeting is required to elect directors. For Proposal 1, withholding authority to vote for a director will be treated as a vote cast against the nominee and a broker non-vote will have no effect. For Proposal 2 and Proposal 3, a majority of the votes entitled to be cast is required to approve an amendment to the Company's Articles of Incorporation. For Proposal 2 and Proposal 3, an abstention or broker non-vote will have the effect of a vote against the proposal.

         A stockholder may revoke the Proxy at any time before it is exercised by filing a notice of revocation with the Secretary of the Company at its principal executive offices, by filing a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote the shares in person.

         A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the executive offices of the Company, 520 SW Sixth Avenue, Suite 750, Portland, Oregon 97204, during ordinary business hours for ten days prior to the Annual Meeting. Such list will also be available during the Annual Meeting.

                                VOTING SECURITIES

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of February 21, 2000 as to (i) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, (ii) each named executive officer and (iii) all Directors and officers as a group. The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to the table.

-------------- ------------------------ ---------------------- -----------------
     (1)                  (2)                     (3)                 (4)
  Title of        Name and Address of    Amount and Nature of     Percent of
   Class            Beneficial Owner     Beneficial Ownership        Class
-------------- ------------------------ ---------------------- -----------------

 Common Stock    John A. Holmes                965,900 (1)            6%
                 3728 SW Hillside Drive
                 Portland, OR 97221

 Common Stock    Peter Jacobsen                167,000 (2)            1%
                 8700 SW Nimbus Avenue #B
                 Beaverton, OR 97008

 Common Stock    Dick Versace                  172,000 (3)            1%
                 733 East Maywood
                 Peoria, IL 61603

 Common Stock    Steven R. Sears               396,817 (4)            3%
                 13800 Stampher
                 Lake Oswego, OR 97034

 Common Stock    Christopher J. Miller         413,000 (5)            3%
                 11888 SW Breyman Avenue
                 Portland, OR 97219

 Common Stock    David J. Thibeau              367,100 (6)            2%
                 132 Del Prado
                 Lake Oswego, OR 97035

 Common Stock    Dean R. Gavoni                323,334 (7)            2%
                 3503 SW Gale
                 Portland, OR 97201

   Directors and Executive Officers as a     3,551,657 (8)           23%
   group (10 persons)

(1) Represents 215,900 common shares and 750,000 options without performance or vesting restrictions.
(2) Represents 87,000 common shares and 80,000 options without performance or vesting restrictions.
(3) Represents 92,000 common shares and 80,000 options without performance or vesting restrictions.
(4) Represents 269,317 common shares and 127,500 options without performance or vesting restrictions.
(5) Represents 175,000 common shares owned directly and 43,000 common shares held in trust for the benefit of his children and 195,000 options without performance or vesting restrictions.
(6) Represents 192,100 common shares and 175,000 options without performance or vesting restrictions.
(7)  Represents 83,334 common shares and 240,000 options without  performance or
     vesting   restrictions.
(8) Represents 1,413,657 common shares owned directly, 43,000 common shares owned indirectly and 2,095,000 options without performance or vesting restrictions.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)


         The five nominees for election as Directors of the Company at the Annual Meeting are currently serving as Directors of the Company. If elected, a Director of the Company will hold office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his death, resignation or removal. It is intended that the accompanying form of Proxy will be voted FOR the election as Directors of the nominees named below, unless the Proxy contains contrary instructions.

         Management has no reason to believe that the nominees will not be candidates or will be unable to serve. However, in the event that any nominee should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of the remainder of those named, and for such substitute person as shall be designated by the Directors.

         The following table sets forth information concerning nominees for Director of the Company.

Directors

Name                       Position                                      Age

John A. Holmes, III      President, Chief Executive Officer, and
                         Chairman of the Board                           29
Peter Jacobsen           Director                                        46
Dick Versace             Director                                        45
Steven R. Sears          Director                                        33
Christopher J. Miller    Director                                        41

      All of the Directors were elected to office on July 27, 1999.

      John A. Holmes, III, age 29, has been President, CEO, and Chairman of the Board since January 30, 1998. Prior to that, Mr. Holmes served as the General Manager of the Company since its inception in March of 1996. Before joining the Company, Mr. Holmes worked in radio syndication with IMS from August 1993 until May 1996. Previously, he worked for KMOV-CBS TV as a sports producer from January 1991 through May 1993. From June of 1990 until December of 1990 Mr. Holmes worked for Radio Personalities, Inc. where he was Executive Producer for the following short form radio programs - "Offsides with Dan Dierdorf" and "Talkin' Roundball with Dick Vitale."

      Peter Jacobsen, age 46, has been a director with the Company since January 30, 1998. He is currently the host of one of the Company's short form features, "Teein' It Up with Peter Jacobsen." Mr. Jacobsen, a member of the PGA Tour, has multiple PGA Tour wins and has participated on two Ryder Cup teams. He has also been an on course commentator for ABC and ESPN.

      Dick Versace, age 45, has been a director with the Company since 1997. Mr. Versace has coached basketball at all levels, high school, college, and the NBA. Most recently he coached in the NBA with the Milwaukee Bucks. Prior to taking the position with the Bucks, Mr. Versace was a television studio host and color analyst for TNT on the Turner Broadcasting Network.

         Steven R. Sears, age 33, has been a director of the Company since January 30, 1998 and has been a Vice President of the Company since July 1999. He is originally from Long Beach, California where he was President of the family owned construction business, Sears Roofing Service, Inc. He also served as Vice President for Robert Kerr & Associates, a real estate construction company in Portland, Oregon.

         Christopher J. Miller, age 41, has been a director of the Company since January 27, 1999. Mr. Miller is also the CEO of NBG Solutions. Prior to joining the Company, Mr. Miller worked for US Bank in Portland, Oregon as Vice President and manager of its West Region Client Services Group and Institutional Financial Services. While at US, Bank Mr. Miller also worked as Senior Project Manager of Institutional Financial Services and the Project Manager and Consultant for US Bank Trust Division. Prior to working for US Bank, Mr. Miller worked for Bank of America as Vice President and Regional Manager of Global Securities Services. While at Bank of America, Mr. Miller also worked as Vice President and Manager of Southern California Institutional Client Administration and Global Securities Services.

Director Meetings and Committees

         The Board of Directors held 4 meetings during Fiscal 1999 and conducted other business by unanimous written consent. Each Director attended at least 75% of the Board meetings, except Mr. Jacobson, who attended 50% of the Board meetings. The Company does not have standing audit, nominating or compensation committees of the Board of the Directors, or committees performing similar functions.

Director Compensation

         Directors of the Company are not currently compensated for their services other than as provided in the 1998 Stock Incentive Plan described below. However, Directors are reimbursed for all reasonable expenses incurred on behalf of the Company.

            The Board of Directors unanimously recommends a vote FOR
                  all of the nominees listed in this proposal.

             AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                                  (Proposal 2)

         The Board of Directors of the Company has unanimously determined that it is advisable and in the best interest of the Company to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock in order to provide the Company with an adequate supply of authorized but unissued shares of Common Stock for general corporate needs, including additional financing, payment of stock dividends, stock splits, acquisitions of other businesses and employee incentive and benefit plans.

         If this proposal is approved, the Company's Articles of Incorporation will be amended to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000. As of March 31, 2000, there were 12,160,293 shares of
Common Stock outstanding and approximately 523,600 shares of Common Stock reserved or designated for future issuance under the Company's 1998 Stock Incentive Plan and stock purchase warrants. The number of unissued and unreserved shares of Common Stock was 4,089,707 at March 31, 2000. If this proposal is approved, there will be 34,089,707 shares of unreserved Common Stock available for issuance by the Company.

         The additional authorized shares of Common Stock would, when issued, have the same rights as the issued and outstanding shares of Common Stock. There are no statutory preemptive rights with respect to any shares of Common Stock. Although the Board would authorize the issuance of additional shares of Common Stock based on its judgment as in the best interests of the Company and its stockholders, the issuance of Common Stock could have the effect of diluting the voting power and book value per share of the outstanding Common Stock.

         While the Company currently has no arrangements, understandings or commitments with respect to the issuance of any of the additional shares, it is considered advisable to have sufficient authorized and unissued shares available to enable the Company, as the need may arise, to move promptly to take advantage of market conditions and the availability of other favorable opportunities without further delay. Unless otherwise required by applicable law or regulations, the additional shares of Common Stock will be issuable without further authorization by vote or consent of the stockholders and on such terms and for such consideration as may be determined by the Company's Board of Directors. The Company is not currently subject to the listing standards of any exchange or inter-dealer quotation system and therefore is not subject to any stockholder approval requirements for issuance of additional shares of Common Stock.

         The amendment increasing the authorized capital of the Company, could, under certain circumstances, discourage or make more difficult an attempt to gain control of the Company or the Board of Directors by tender offer or proxy contest, or to consummate a merger or consolidation with the Company after acquiring control, and to remove incumbent management, even if such transactions were favorable to the stockholders of the Company. In certain circumstances, the issuance of the additional shares may be used to create voting impediments or to frustrate persons seeking to gain control of the Company, especially if the shares were issued in a private placement to persons sympathetic to management and opposed to any attempt to gain control of the Company. Accordingly, this proposal to amend the Articles of Incorporation may be deemed, under certain circumstances which may or may not occur, to be an anti-takeover measure. However, this proposal is not being presented as, and it is not part of, any plan to adopt a series of anti-takeover measures.

     The Board of Directors unanimously recommends a vote FOR this proposal.


             AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO
              AUTHORIZE A CLASS OF PREFERRED STOCK TO BE DESIGNATED
                            BY THE BOARD OF DIRECTORS
                                  (Proposal 3)

         The Board of Directors of the Company has unanimously determined that it is advisable and in the best interest of the Company to amend the Company's Articles of Incorporation to authorize 5,000,000 shares of preferred stock to be designated by the Board of Directors. Attached as Exhibit A and incorporated herein by reference is the text of the proposed amendment to the Articles of Incorporation.

         The Company currently has no authorized stock other than Common Stock. If this proposal is approved, the Board of Directors will be entitled to issue up to 5,000,000 shares of "blank check" preferred stock in one or more series for such consideration and on such terms as the Board of Directors determines in its sole discretion, without further authorization by the Company's stockholders. The The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, dividend rights, voting rights, redemption prices, maturity dates and similar matters are determined by the Board of Directors.

         The Board of Directors believes that it is advisable to authorize the preferred stock and have it available for issuance in connection with possible future transactions, such as financings and acquisitions. "Blank check" preferred stock allows the Company greater flexibility than Common Stock in financings and acquisitions because the Company can more precisely satisfy the financial criteria of any investor or acquisition candidate.

         The Company currently has no arrangements, understandings or commitments with respect to the issuance of any of the preferred stock. There will not be any statutory preemptive rights with respect to the preferred stock.

         Although the Board of Directors has no present intention of doing so, it could issue shares of preferred stock (within the limits imposed by applicable law) that could make more difficult of discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. The issuance of preferred stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company by selling preferred stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could issue a series of preferred stock which entitles the holders to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of a series of preferred stock could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person to not be in the best interest of the stockholders and the Company. Such issuance of preferred stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock.

         Accordingly, this proposal to amend the Articles of Incorporation may be deemed, under certain circumstances which may or may not occur, to be an anti-takeover measure. However, this proposal is not being presented as, and it is not part of, any plan to adopt a series of anti-takeover measures.

    The Board of Directors unanimously recommends a vote FOR this proposal.

                               EXECUTIVE OFFICERS

      The names and business backgrounds of Executive Officers of the Company who are not Directors of the Company are:

Name                  Position                                            Age

John J. Brumfield     Chief Financial Officer and Secretary               32
Oliver J. Holmes      Vice President/Affiliate Relations                  27
Dean R. Gavoni        Vice President/Sales                                39
Robert J. Taylor      Vice President/Programming                          31
David J. Thibeau      Chief Technology Officer, NBG Solutions             40

      John J. Brumfield, age 32, has been CFO since January 30, 1998. From December 1996 to January 1998 he was the Controller for the Company. From February 1996 to September 1996 he was a staff accountant for ITEX Corporation. From September of 1994 until February 1996 Mr. Brumfield was a professional golfer. Prior to that, he worked for the public accounting firm of Bogumil, Holzgang & Associates as a staff accountant from July 1991 for September 1994.

      Oliver J. Holmes, age 27, has been Vice President of Affiliate Relations for the Company since January 30, 1998. Mr. Holmes has been manager of the Affiliate Relations department since July 1996. Prior to working for the Company, Mr. Holmes managed Underwater Safari's dive shop in the Virgin Islands. Prior to that, he worked in affiliate relations for Radio Personalities, Inc., an independent radio syndicator.

      Dean R. Gavoni, age 29, has been Vice President of Sales for the Company since January 30, 1998. Mr. Gavoni has been the national sales manager since July 1996. Prior to working for the Company, Mr. Gavoni worked in radio syndication with IMS. Before that, he worked in marketing and sales for Anheuser-Busch and on many political campaigns in the state of Illinois.

      Robert B. Taylor, age 31, has been Vice President of Programming since July 27, 1999. From January 1999 to July 1999 he was the Director of Programming at the Company. Prior to joining the Company Mr. Taylor worked for FST Broadcasting as Director of Operations and General Manager. Mr. Taylor has 15 years of radio experience which includes experience with the well recognized stations of Z-100, Hot 97, WPLJ and WLTW.

      David J. Thibeau, age 40, has been Chief Technology Officer of NBG Solutions since January 1999. From 1981 to 1997, Mr. Thibeau worked for Sunmark Data, Inc., a Forms Distributor located in Portland, Oregon. Mr. Thibeau was primarily engaged in sales and marketing management until September 1997. In
September 1997 he left Sunmark to work for Mtek Technical Services, Inc., a systems integration firm located in Lake Oswego, Oregon that installed and integrated kiosks, inventory control systems and automated labeling systems. MTek Technical Services, Inc. was acquired by the Company's subsidiary, NBG Solutions, in January 1999.

Family Relationships

      John A. Holmes, III, President and CEO is the older brother of the Vice President of Affiliate Relations, Oliver J. Holmes.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table sets forth all cash compensation, including bonuses and deferred compensation, paid for the years ended November 30, 1999, 1998 and 1997 by the Company to its President and Chief Executive Officer and all other executive officers with an annual salary and bonus in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

------------------ ------- --------------------------------------- ------------------------------------------- -----------------
                                    Annual Compensation                       Long-Term Compensation
                           ----------- ---------- ---------------- ------------------------------ ------------
                                                                              Awards              Payouts
                                                                   ------------------------------ ------------
    Name and                                                       Restricted      Securities
    Principal                                      Other Annual       Stock        Underlying        LTIP         All Other
    Position        Year     Salary      Bonus     Compensation     Award(s)      Options/SARs      Payouts      Compensation
                              ($)         ($)           ($)            (f)            (#)             ($)            ($)
       (a)          (b)       (c)         (d)           (e)                           (g)             (h)            (i)

John A. Holmes,     1999    $113,306     $-0-          $-0-           $-0-          270,000          $-0-            $-0-
III, President      1998    $ 53,840     $-0-          $-0-           $-0-          480,000          $-0-            $-0-
and CEO             1997    $ 44,655     $-0-          $-0-           $-0-            -0-            $-0-            $-0-


Dean R. Gavoni,     1999    $107,795     $-0-          $-0-           $-0-           60,000          $-0-            $-0-
VP - Sales          1998    $ 63,201     $-0-          $-0-           $-0-          180,000          $-0-            $-0-
                    1997    $ 34,546     $-0-          $-0-           $-0-            -0-            $-0-            $-0-


Christopher J.      1999*   $100,000     $-0-          $-0-           $-0-          195,000          $-0-            $-0-
Miller, CEO -        *
NBG Solutions


David J.            1999*   $100,000     $-0-          $-0-           $-0-          175,000          $-0-            $-0-
Thibeau, CTO -       *
NBG Solutions


* Was not employed by the Company prior to 1999.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                                                          Percent Of Total
                               Number of Securities         Options/SARs
                                     Underlying              Granted To        Exercise or
                                    Options/SARs            Employees In        Base Price
            Name                     Granted (#)             Fiscal Year          ($/Sh)          Expiration Date
            (a)                          (b)                     (c)               (d)                  (e)
----------------------------- -------------------------- -------------------- --------------- ------------------------

John A. Holmes, III,                270,000 (1)                  28%           $2.00/share       September 1, 2002
President and CEO
----------------------------- -------------------------- -------------------- --------------- ------------------------

Dean R. Gavoni, VP - Sales           60,000 (1)                   6%           $2.00/share       September 1, 2002
----------------------------- -------------------------- -------------------- --------------- ------------------------
Christopher J. Miller, CEO          175,000 (2)                                $3.10/share       November 30, 2002
- NBG Solutions                                                  20%
                                     20,000 (1)                                $2.00/share       September 1, 2002
----------------------------- -------------------------- -------------------- --------------- ------------------------
David J. Thibeau, CTO - NBG         175,000 (2)                  18%           $3.10/share       November 30, 2002
Solutions
----------------------------- -------------------------- -------------------- --------------- ------------------------

(1) The options became exercisable on September 1, 1999 and are not subject to any performance or vesting restrictions.

(2) The options became exercisable February 1, 1999 and are not subject to any performance or vesting restrictions.


               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES

------------------------------------ ------------------- -------------------- -------------------- -------------------
                                                                                   Number Of
                                                                                  Unexercised           Value Of
                                                                                  Securities          Unexercised
                                                                                  Underlying          In-The-Money
                                                                                Options/SARs At      Option/SARs At
                                      Shares Acquired                             FY-End (#)           FY-End ($)
                                        On Exercise        Value Realized        Exercisable/         Exercisable/
               Name                         (#)                  ($)             Unexercisable       Unexercisable
                (a)                         (b)                  (c)                  (d)                 (e)
------------------------------------ ------------------- -------------------- -------------------- -------------------

John A. Holmes, III, President              -0-                 $-0-                750,000/0        $746,580/$-0-
and CEO
------------------------------------ ------------------- -------------------- -------------------- -------------------
Dean R. Gavoni, VP - Sales                  -0-                 $-0-                240,000          $202,800/$-0-
------------------------------------ ------------------- -------------------- -------------------- -------------------
Christopher J. Miller, CEO - NBG            -0-                 $-0-                195,000            $-0-/$-0-
Solutions
------------------------------------ ------------------- -------------------- -------------------- -------------------
David J. Thibeau, CTO - NBG                 -0-                 $-0-                175,000            $-0-/$-0-
Solutions
------------------------------------ ------------------- -------------------- -------------------- -------------------

Employment Agreements

         John A. Holmes, III

         Effective November 1, 1998, the Company entered into a five year employment agreement with John A Holmes, III, President and CEO. The employment agreement provides for a base salary of $86,400 per annum, which will be increased annually at the rate of the Consumer Price Index (CPI) plus 15%. In addition, the employment agreement provides that Mr. Holmes will be paid a minimum of 10% more than the next highest paid employee of the Company and its subsidiaries. Mr. Holmes current cash compensation level is $125,000 per year. Mr. Holmes has the right to terminate the agreement upon three months' prior written notice. The Company, at its discretion, has the right to terminate the employment agreement at any time without reason upon three months' prior written notice or payment in lieu of notice equaling three months' compensation. The Company may also terminate Mr. Holmes for cause without prior written notice. The employment agreement also provides that in the event Mr. Holmes is terminated or resigns following a "change in control" (as defined in the employment agreement) of the Company, the Company will pay to Mr. Holmes an amount equal to three times his base salary at the time of his termination or resignation.

         Dean R. Gavoni

         Effective November 1, 1998, the Company entered into a two year employment agreement with Dean R. Gavoni, Vice President - Sales. The employment agreement provides for a base salary of $30,810 per annum, which will be increased annually at the rate of the Consumer Price Index (CPI). In addition, the Company has the option of raising his annual salary by up to 10% of his base salary prior to any CPI adjustment. The agreement also provides for commissions based on net advertising sales. The Company has the right to terminate the agreement for any reason, or without reason, upon three months' prior written notice or payment in lieu of notice equaling three months compensation. The Company may also terminate Mr. Gavoni for cause without prior written notice. Mr. Gavoni has the right to terminate the agreement at any time, for any reason, by providing three months' prior written notice. The agreement also provides that in the event Mr. Gavoni is terminated following a "change in control" (as defined in the employment agreement) of the Company, the Company will pay to Mr. Gavoni an amount equal to his annual compensation package.

         Christopher J. Miller

         Effective January 25, 1999, the Company entered into an employment agreement with Christopher J. Miller, CEO of NBG Solutions. The agreement terminates on November 30, 2002. The agreement provides for a base salary of $120,000 per annum and eligibility to participate in the NBG Solutions Non-Qualified Profit Sharing Plan. In accordance with the agreement, Mr. Miller was granted non-qualified stock options to purchase 175,000 shares of the Company's Common Stock for $3.10 per share, exercisable no later than November 30, 2002, in accordance with the Company's 1998 Stock Incentive Plan. The Company may terminate Mr. Miller for cause upon thirty days' prior written notice. Under the agreement, Mr. Miller is subject to a worldwide covenant not to compete for a period of three years after the termination date.

         David J. Thibeau

         Effective January 25, 1999 the Company entered into an employment agreement with David J. Thibeau, Chief Technology Officer of NBG Solutions. The agreement provides for a base salary of $120,000 per annum and eligibility to participate in the NBG Solutions Non-Qualified Profit Sharing Plan. In
accordance with the agreement, Mr. Thibeau was granted non-qualified stock options to purchase 175,000 shares of the Company's Common Stock for $3.10 per share, exercisable no later than November 30, 2002, in accordance with the Company's 1998 Stock Incentive Plan. The Company may terminate Mr. Thibeau for cause upon thirty days' prior written notice. Under the agreement, Mr. Thibeau is subject to a worldwide covenant not to compete for a period of three years after the termination date.

1998 Stock Incentive Plan

         The Company has established the NBG Radio Network, Inc. 1998 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary. The Plan has not been submitted to a vote of the stockholders of the Company.

         The Plan provides for the grant of options to qualified directors, employees (including officers), independent contractors and consultants of the Company to purchase an aggregate of 3,000,000 shares of Common Stock. The Plan is currently administered by the Board of Directors, which determines, among other things, the persons to be granted options under the Plan, the number of shares subject to each option and the option price.

         The Plan allows the Company to grant the following types of awards: (i) Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("ISO's"); (ii) options other than ISOs ("Non-Statutory Stock Options"); (iii) stock bonuses; (iv) stock appreciation rights ("SAR's") in tandem with ISO's or Non-Statutory Stock Options; (vi) cash bonus rights;
(vii) performance units; and (viii) foreign qualified awards. at any time within 10 years from the date the Plan was adopted.

         The exercise price of ISO's and SAR's granted in tandem with ISO's, if any, will be the fair market value of the shares of Common Stock, determined as specified in the Plan, covered by such option on the date such option is granted. If at the time an ISO is granted the optionee holds more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of such options will be one hundred ten percent (110%) of the fair market value of the shares of Common Stock covered by such option on the date such option is granted. The exercise price of Non-Statutory Stock Options and SAR's granted in tandem with Non-Statutory Stock Options will be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

         Each ISO and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms will be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except (i) to an optionee's family member by gift or domestic relations order; or (ii) by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

         Non-Statutory Stock Options will have a term fixed by the Board of Directors. ISOs will have a term of no more than ten years, except that ISOs granted to an optionee owning more than 10% of the outstanding Common Stock will have a term of no more than five years and must be granted to and exercised by employees of the Company (including officers).

         In September 1999, the Company granted Non-Statutory Options under the Plan to non-employee directors in the following amounts:

         Peter Jacobsen                     20,000
         Dick Versace                       20,000

         The exercise price for the options is $2.00 per share and the options will expire in September 2002, if not exercised earlier. All stock options became exercisable upon the date of grant.

Certain Relationships and Related Transactions

         On January 25, 1999, the Company completed its acquisition of MTek Technical Services, Inc., a kiosk integration company providing customized technical solutions, bar coding, and distribution channels. In the acquisition, the Company acquired assets and assumed certain liabilities of MTek Technical Services, Inc. for the purchase price of $1,367,000. The purchase price consisted of $100,000 in cash and 350,000 shares (175,000 shares of Common Stock to each of Messrs. Miller and Thibeau). As a result of the acquisition, Mr. Miller became the Chief Executive Officer of NBG Solutions, Inc., a subsidiary of the Company, under an Employment Agreement, was appointed to the Board of Directors of the Company, and was granted options to purchase 175,000 shares of Common Stock at $3.10 per share. In addition, Mr. Thibeau became Vice President/Chief Technology Officer of NBG Solutions, Inc. and was granted options to purchase 175,000 shares of Common Stock at $3.10 per share.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Proxies will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, and the Proxies have discretionary authority to vote on such matters, the Proxies will vote or refrain from voting on such matters according to their best judgment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's executive officers, Directors and persons who own more than ten percent of the Company's Common Stock, are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on written representations made to the Company and the Company's review of Forms 3, 4, and 5 furnished to the Company pursuant to Section 16 of the Securities Exchange Act, the Company believes all required Forms 3, 4 and 5 were filed on time except that Robert B. Taylor filed a late Form 3.

                                    EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and facsimile by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals submitted for inclusion in the 2001 proxy materials and consideration at the next Annual Meeting of Stockholders must comply with Securities and Exchange Commission Rule 14a-8 and must be received at the Company's principal executive office no later than December 15, 2000 (assuming proxy statements for the next Annual Meeting of Stockholder are mailed around April 14, 2001). If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's Amended and Restated Bylaws, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of Proxies for such meeting is made.

         The proxies appointed by the Company will have discretionary authority to vote on any proposal which in presented at the next Annual Meeting of Stockholders and not contained in the Company's proxy materials unless the Company receives notice of such proposal at its principal office no later than February 28, 2001.

                                   ACCOUNTANTS

         In December 1998, the Company's management, with the knowledge of the Board of Directors, dismissed the auditors Andersen, Andersen & Strong, L.C. and hired the public accounting firm of Moss Adams LLP to act as the Company's new auditor. The principal accountant's report for the financial statements from the past two years does not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

         It is expected that representatives of Moss Adams LLP will be present at the meeting to make any statements they desire to make and to answer questions directed to them.

                              AVAILABLE INFORMATION

         Copies of the Company's Annual Report on Form 10-KSB for the year ended November 30, 1999, and each following Quarterly Report, as filed with the Securities and Exchange Commission, including the financial statements, are incorporated by reference and can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock), and exhibits may be obtained at a reasonable charge, upon written or oral request to the Company's Secretary, at 520 SW 6th Avenue, Suite 750, Portland, Oregon 97204, (503) 802-4625. The Company's EDGAR filings, including exhibits, can be obtained from the Securities and Exchange Commission's World Wide Web site: www.sec.gov.

                                        BY ORDER OF THE BOARD OF DIRECTORS


Portland, Oregon                        J.J. Brumfield
April 14, 2000                          Secretary

                                    EXHIBIT A


         PROPOSED AMENDMENT:

         Article Fourth will be amended to read in its entirety as follows:

         "FOURTH. (A) The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock that the Corporation will have authority to issue will be FIFTY-FIVE MILLION (55,000,000)1, consisting of FIFTY MILLION (50,000,000) shares of Common Stock with a par value of $.01 per share, and FIVE MILLION (5,000,0000)* shares of Preferred Stock with a par value of $.01 per share.

         (B) Subject to any preferential or other rights granted to any series of Preferred Stock, the holders of shares of the Common Stock will be entitled to receive dividends out of funds of the Corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors and will be entitled to receive distributions legally payable to stockholders on the liquidation of the Corporation. The holders of shares of Common Stock, on the basis of one vote per share, will have the right to vote for the election of members of the Board of Directors of the Corporation and the right to vote on all other matters, except where a separate class or series of the Corporation's stockholders votes by class or series. Holders of Common Stock will not be entitled to cumulate their votes for the election of directors.

         (C) Shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors will have the authority to fix and determine the rights and preferences of the shares of any series so established."


* Assumes Proposal 2 is approved to increase the number of shares of Common Stock from 20,000,000 to 50,000,000.

                             NBG RADIO NETWORK, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 16, 2000

         The undersigned, a holder of Common Stock of NBG Radio Network, Inc., a Nevada corporation (the "Company"), appoints JOHN A. HOLMES, III and J.J. BRUMFIELD, and each of them, the proxies of the undersigned, each with full power to appoint his substitute, and authorizes each to attend, represent and vote for the undersigned, all of the shares of the Company held of record by the undersigned on March 20, 2000, at the Annual Meeting of Stockholders of the Company to be held at The Oregon Golf Club, 25700 SW Pete's Mountain Road, West Linn, Oregon 97068 at 10:00 a.m. (Local Time), on May 16, 2000 and any adjournment(s) thereof, as follows:

Please mark your vote as indicated in the example    [X]

Proposal 1: Election of directors, as provided in the company's proxy statement:


      FOR all nominees listed                WITHHOLD AUTHORITY to
            below.   [_]                     vote for all nominees below.   [_]

(Instructions: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

      [_]  John A. Holmes, III    [_]  Peter Jacobsen    [_]  Dick Versace

               [_]  Steven R. Sears        [_]  Christopher J. Miller


Proposal 2: To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock.

      FOR PROPOSAL 2 |_|    AGAINST PROPOSAL 2 |_|    ABSTAIN ON PROPOSAL 2 |_|


Proposal 3: To approve an amendment to the Company's Articles of Incorporation to authorize a class of preferred stock to be designated by the Board of Directors.

      FOR PROPOSAL 3 |_|    AGAINST PROPOSAL 3 |_|    ABSTAIN ON PROPOSAL 3 |_|

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE AND AS SUCH PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF EACH PROPOSAL SET FORTH ABOVE.


                                        DATE: ---------------------------, 2000

                                        ----------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------
                                                       (Signature or Signatures)

Please sign EXACTLY as your name appears on the Stock Certificate. When signing as a fiduciary or representative, give full title. For joint accounts, please furnish all signatures.


             PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT YOU VOTE.

                             NBG RADIO NETWORK, INC.
                         520 SW Sixth Avenue, Suite 750
                               Portland, OR 97204
                                 (503) 802-4624


April 4, 2000

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

         Re:      NBG Radio Network, Inc.
                  Preliminary Proxy Statement (File No. 0-24075)

Ladies and Gentlemen:

         On behalf of NBG Radio Network, Inc. (the "Company"), and pursuant to Rule 14a-6(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), transmitted herewith is a copy of the notice of meeting, preliminary proxy statement and form of proxy to be furnished to stockholders (collectively, the "Proxy Materials") that the Company intends to mail to its stockholders on or about April 14, 2000 in connection with the Annual Meeting of Stockholders of the Company to be held on May 16, 2000.



                                      Very truly yours,



                                      /s/ J.J. Brumfield
                                      ------------------------------------------
                                      J.J. Brumfield,
                                      Vice President and Chief Financial Officer